                                                                  EXHIBIT 10.94


                    AGREEMENT FOR MAINTENANCE AND OPERATION
                       OF IMTT-BAYONNE CHEM SOUTH BOILERS

         This AGREEMENT FOR MAINTENANCE AND OPERATION OF IMTT-BAYONNE CHEM SOUTH BOILERS (this "Agreement") is entered into this 3rd day of April, 1998, by and between IMTT-BAYONNE, a Delaware partnership ("Owner"), and COGEN TECHNOLOGIES NJ VENTURE, a New Jersey joint venture ("Contractor").

                               W I T N E S S E T H:

         WHEREAS, Owner owns and operates a tank terminal facility located at Bayonne, New Jersey (the "Tank Facility"); and

         WHEREAS, Contractor owns and operates a cogeneration plant at Bayonne, New Jersey, located on land leased from Owner (the "Power Plant"); and

         WHEREAS, pursuant to that certain Agreement for the Sale of Steam and Electricity dated June 13, 1985 (as amended from time to time, the "Power/Steam Purchase Agreement"), by and between Cogen Technologies NJ, Inc., as "Seller," and Owner, as "Buyer," Contractor sells steam and electricity to Owner; and

         WHEREAS, pursuant to that certain Operation and Maintenance Agreement dated June 6, 1997 (as amended from time to time, the "O&M Agreement"), by and between Contractor, as "Owner," and General Electric Company ("GE"), as "Operator," GE provides operations and maintenance services to Contractor for the Power Plant; and

         WHEREAS, Owner desires to engage the services of Contractor to operate and maintain the Standby Boilers (hereinafter defined) located at the Chem South Terminal of the Tank Facility; and

         WHEREAS, Contractor desires to operate and maintain the Standby Boilers; and

         WHEREAS, Owner and Contractor desire to enter into this Agreement in order to set forth their agreements relative to the operation and maintenance of the Standby Boilers;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Standby Boilers. The "Standby Boilers" shall mean the two Cleaver-Brooks boilers located at the Chem South Terminal (the "Terminal") of the Tank Facility, each (i) with a capacity of 20,000 lbs. per hour/2 million BTU/hour, (ii) fired on natural gas or No. 4 fuel oil, (iii) pressure rated from 125 psi to 150 psi, (iv) 400/500 horsepower and (v) of which are operated to provide steam to Owner in the event of the loss of steam from the Power Plant, and shall include the associated water softening equipment and associated piping, valves, auxiliary equipment and controls which are required and installed for the purpose of operating the boilers and located within the physical boundaries of the flanges at which fuel and water enter the back-up boiler facility or the water softening equipment and the flanges at which steam leaves the facility, and any mutually agreed upon replacements of the foregoing.

     2. Services. Contractor hereby agrees to maintain, test and operate the Standby Boilers and arrange for the certification of the Standby Boilers so as to produce steam in accordance with and subject to (i) all applicable laws and regulations known to Contractor, (ii) the physical constraints of Standby Boilers as established by the nameplates and instruction manuals supplied by Owner to Contractor and (iii) good practice consistent with the safe operation of industrial boilers of the type, quality, age and condition of the Standby Boilers, as follows (collectively, the "Services"):

     (1)  Start-up, operation and shut-down of Standby Boilers;

     (2) Monitor and maintain Standby Boilers as required to ensure reliable operation;

     (3) Lubrication, preventative and corrective maintenance of the Standby Boilers which is required to reasonably ensure the reliability of the Standby Boilers to supply steam when and if required in the event of a loss of Owner's primary steam supply;

     (4) Operation of the Standby Boilers in compliance with all environmental laws, regulations and permits applicable to the Standby Boilers;

     (5) Arrange for, and coordinate at Owner's expense, all inspections, maintenance and testing required to maintain certification of the Standby Boilers and any permits which Owner is required to obtain in connection therewith;

     (6) Test fire each Standby Boiler for at least one hour in each calendar quarter to demonstrate the reliability of the Standby Boilers;

     (7) Coordinate all operation of the Standby Boilers with Owner's Manager of Power Systems, currently David Schnaper, or in his absence with Owner's Traffic Department;

     (8) In the event that Owner's primary steam supply from Contractor under the Power/Steam Purchase Agreement is not available to Owner and Owner notifies Contractor in writing to begin operation of the Standby Boilers, operate one or both of the Standby Boilers on an emergency back-up basis ("Emergency Operation");

     (9) Recommend to Owner and cause to be done, upon Owner's approval, any maintenance activities on the Standby Boilers which are required to satisfy all existing governmental laws, rules, regulations and codes known to Contractor pertaining to steam generating equipment and pressure vessels;

     (10) Following timely notification by Contractor to Owner and upon written approval from Owner, carry out, or cause to be carried out, operations and testing of the Standby Boilers to enable Owner to obtain and maintain proper and timely certifications according to applicable requirements of all existing governmental laws, rules, regulations and codes known to Contractor;

     (11) Staff its maintenance and operations crew with properly certified and licensed employees to perform the work or recommend to Owner subcontractors, whom Contractor may employ, as may be required who possess such licenses or certifications;

     (12) Assist Owner in obtaining and maintaining compliance with all permits applicable to the Standby Boilers, which assistance includes, but is not limited to, arranging for inspections or testing and obtaining samples and collecting data; provided, however, Owner shall ultimately be responsible for all such permits; and

     (13) Upon written notification by Owner to Contractor, start-up the Standby Boilers and proceed without unreasonable delay with such start-up activities.

     3. Term. The term of this Agreement shall commence on the date hereof and, unless sooner terminated pursuant to the terms hereof, shall terminate on the date on which the Power/Steam Purchase Agreement terminates.

     4. Subcontractors. The parties acknowledge and agree that Contractor will subcontract the performance of the Services to GE and/or to others, and Owner hereby approves the subcontracting of the performance of the Services to GE. All other subcontractors utilized by Contractor in performance of the Services shall be subject to Owner's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The provisions of this Agreement shall apply to all subcontractors and their respective employees as if they were employees of Contractor. Contractor shall not be responsible if any delay in approval of subcontractors or other costs by Owner or the non-payment by Owner of any moneys due hereunder results in the Standby Boilers not being available to produce steam if requested by Owner.

     5. Equipment, Supplies, Materials, Tools and Consumables. Owner shall be responsible for the payment of cost of all equipment, supplies, materials, tools and consumables utilized in the performance of the Services. Unless an emergency dictates otherwise, Contractor shall purchase any tools, materials, supplies and equipment necessary for performance of the Services, including, without limitation, spares, pursuant to Owner's purchase order number and Owner shall pay for such items directly to the vendor thereof; provided, however, Contractor may procure incidentals and consumables routinely used by Contractor in performance of the Services directly from the vendors thereof, and the cost of such items shall be reimbursed to Contractor by Owner.

     6. Permits. Permit costs shall be paid directly by Owner to the applicable permit or certification authorities. Owner shall be responsible for obtaining and maintaining any and all permits and approvals required to operate the Standby Boilers.

     7. Consideration for the Services. For performance of the Services, Owner shall pay to Contractor (i) a fee of Five Thousand and 00/100 Dollars ($5,000.00) per calendar quarter, ending March 31st, June 30th, September 30th and December 31st of each year (the "O&M Fee"), (ii) Contractor's actual cost plus fifteen percent (15%) for all equipment, replacements, supplies, materials, tools and consumables used in or necessitated by the performance of the Services and (iii) Contractor's actual cost plus fifteen percent (15%) for all subcontracted services, exclusive of services provided by GE, used in the performance of the Services; provided, however, there shall be no markup on the O&M Fee. The O&M Fee for any partial calendar quarters shall be prorated. In addition, Owner shall pay to Contractor One Hundred and 00/100 Dollars
($100.00) per hour (the "Emergency Operation/Testing Fee") for (i) Emergency Operation of the Standby Boilers, commencing when Owner gives notice to Contractor to begin Emergency Operation and continuing until the Standby
Boilers are shut down and Owner's primary steam supply is restored and (ii) periods of test firing of the Standby Boilers during routine testing and post repair testing; provided, however, there shall be no markup on the Emergency Operation/Testing Fee. Payment for any additional services not included within the definition of Services and that are agreed to by Owner and Contractor shall be on the basis of a proposal to be submitted by Contractor.

     8. Invoicing. Contractor shall invoice Owner quarterly for all moneys due Contractor, and Owner shall pay such invoices within thirty (30) days of receipt thereof. All invoices are to be sent to IMTT-Bayonne, P.O. Box 67, Bayonne, New Jersey 07002 to the attention of Accounts Payable: Eileen Kierney. Prior to payment Contractor agrees to provide, if requested by Owner the following:

     (1) A waiver and release of liens arising out of or as a result of the performance of the Services;

     (2) Proof that bills for materials and equipment, and other indebtedness connected with the Services have been paid or reasonable evidence thereof; and

     (3) Reasonable evidence that work areas have been properly cleaned up with all debris disposed of properly and legally.

     9. Late Payments. All payments that are past due shall accrue interest from the date such payments are due until such payments are made at a per annum rate equal to the lesser of (i) twelve percent (12%) or (ii) the maximum lawful nonusurious rate of interest that may be charged under applicable law.

     10. Owner's Responsibilities. Owner shall be responsible for, and shall
(i) maintain, the building that houses the Standby Boilers and (ii) operate and maintain the heating, ventilation and air conditioning system that services such building.

     11. Additional Services. Any and all services additional to the Services included within the definition of Services must be authorized by Owner's Manager of Power Systems, David Schnaper, or such other person specified by Owner in writing, and by an authorized representative of Contractor, in writing before such additional services are commenced; provided, however, in the event of an emergency, Contractor may take action and incur costs as necessary, which costs will be paid by Owner to Contractor or to the provider of same, as provided for in Section 7 above, provided that Owner's Traffic Department is notified as soon as reasonably possible.

     12. Insurance. In connection with the performance of the Services, Contractor shall cause GE to provide insurance as required of GE pursuant to the O&M Agreement, which insurance certificate need not name Owner as an additional insured. A certificate setting forth such insurance is attached hereto as Exhibit A. Owner shall secure and maintain during the term of this Agreement Property and Boiler and Machinery Insurance on an "All Risk" basis covering physical damage or loss to all real and personal property of Owner located at the Tank Facility, including, without limitation, the Standby Boilers, in an amount not less than one hundred percent (100%) of the full replacement value of such property.

     13. Owner's Representative. Owner's representative for the Services shall be Owner's Manager of Power Systems, David Schnaper. Contractor's representative for the Services shall be Contractor's employee who is the manager of the Power Plant.

     14. Purchase Order Identification. Owner's Project Number (AFE) for this Agreement is N/A, and such number shall be required on all invoices and documentation relating to the Services. Owner's purchase order number 8048870-25 shall apply to the Services and Tax Forms ST-4 and ST-8 shall be attached to Owner's purchase orders.

     15. Termination. Owner and Contractor reserve the option to terminate this Agreement at any time upon thirty (30) days' written notice delivered to the other party. Upon termination of this Agreement, Contractor shall be reimbursed for its costs incurred through the date of the termination and for unavoidable costs for which Contractor has become obligated prior to the date of termination pursuant to its performance of the Services, plus applicable overheads and reasonable profit based on the Services completed through the date of termination; provided, however, in no event shall Contractor be reimbursed for prospective profits for Services unperformed.

     16. Force Majeure. Neither Owner nor Contractor shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of either Owner's or Contractor's obligations results from any cause beyond its reasonable control, including, without limitation, acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, adverse weather conditions, strikes or lockouts, acts of government agencies or officials, and changes in laws, statutes, regulations or ordinances.

     17. Delays. Contractor agrees that if it or its subcontractors should fail to prosecute diligently the Services because of failure of it or its employees or such subcontractor or its employees to cross any union picket line or lines on or about Owner's premises then, in such event, Contractor shall have no liability to Owner arising out of such failure to cross such picket line, and Owner shall have the right, at its option, to terminate this Agreement upon three (3) days' written notice to Contractor, in which event Contractor shall only be entitled to payment through the date of termination for Services actually rendered; provided, however, in no event shall Contractor be reimbursed for prospective profits for Services unperformed.

     18. Utilities and Boiler Fuel. Owner shall provide as and when needed by Contractor, at no cost to Contractor, electrical power, support utilities, fuel and water required to fire and operate the Standby Boilers. Contractor shall not be responsible, and has no liability to Owner, if electrical power, support utilities, fuel or water are not supplied by Owner in quantity and quality sufficient for Contractor to perform the Services.

     19. Access to Work. Owner shall provide and shall make every reasonable attempt to provide safe, convenient access, at all times, to the areas necessary for Contractor to perform the Services; provided, however, if Contractor is not given such access to the areas necessary to perform the Services, then Contractor shall have no liability for failure to perform the Services as a consequence thereof. Contractor shall enter and leave the Terminal via a terminal gate and roads to be specified by Owner.

     20. Safety. Contractor agrees to abide by all reasonable safety rules in the Terminal, including, but not limited to, the following:

     (1) No smoking is permitted in the tank farm or vehicles. Smoking is allowed only in authorized smoking areas;

     (2) No bringing in, consuming or being under the influence of intoxicating beverages or drugs;

     (3) Vehicles are to obey all traffic signs and posted 15 mph speed limits;

     (4) Littering is not permitted. Refuse is to be deposited in the available containers; and

     (5) When applicable, Contractor shall abide by industry regulations pertaining to confined space entry.

     Contractor understands that there is storage of flammable liquids in the general vicinity of the Standby Boilers. Any welding or burning shall be performed in a safe manner in accordance with Owner's hot work procedures. Contractor agrees to obtain a hot work permit from Owner's Director of Safety, Michael Koscelnak, or his designee on a daily basis, which permit shall not be unreasonably withheld, delayed nor conditioned.

     Contractor shall submit a site safety plan to Owner prior to the commencement of any Services at the Terminal.

     Contractor represents that it is aware of Owner's "Drug and Alcohol Policy for Contractors" and agrees to the provisions thereof.

     21. Clean Site. Contractor shall leave its work areas in a clean condition and free of all debris and material upon completion of the Services.

     22. Hot Work Permits Procedure. Prior to performing any "Hot Work", Contractor shall first obtain dike entry permission, which permission shall not be unreasonably withheld, delayed nor conditioned. Such permission shall be issued between 7:00 a.m. and 7:45 a.m., daily, by Owner's Director of Safety, Michael Koscelnak, or his designee. After the hour of 8:00 a.m., "Hot Work Permits" shall be issued in the field after a site inspection by Owner's Fire-Safety Manager or his designee has been made to insure the area is safe and that fire protection equipment is on site, i.e., fire hose nozzles and fire extinguishers, unless special arrangements are made with the Fire and Safety Department in advance. "Hot Work" by Contractor shall not begin without following the above procedure.

     23. Diked Access Security. Contractor shall obtain permission from Owner prior to vehicles and equipment entering any tank dike area, which permission shall not be unreasonably withheld, delayed nor conditioned. Dike chains shall be secured at all times.

     24. Notice. Any notice to either party required or permitted hereunder shall be in writing and shall be given by (i) personal delivery, (ii) commercial courier (iii) registered or certified U.S. mail, return receipt requested, postage prepaid, or (iv) telecopy if also given by personal delivery, commercial courier or registered or certified U.S. mail, return receipt requested, postage prepaid within three (3) days after the telecopied transmission, all such notices to be addressed as follows:

                 If to Owner:

                                  IMTT-Bayonne
                                  Foot of East 22nd Street
                                  Bayonne, New Jersey 07002
                                  Telecopier Number: (201) 339-4703
                                  Attention: Terminal Manager

                  If to Contractor:

                                   Cogen Technologies NJ Venture
                                   c/o Cogen Technologies NJ, Inc.
                                   1600 Smith Street, Suite 4300
                                   Houston, Texas 77002
                                   Telecopier Number: (713) 951-7747
                                   Attention: Senior Vice President and Chief
                                              Operating Officer

                  with copy to:

                                   Cogen Technologies NJ Venture
                                   10 Hook Road
                                   Bayonne, New Jersey 07002
                                   Telecopier Number: (201) 437-0593
                                   Attention: Plant Manager

Notice by personal delivery shall be effective when made and notice by commercial courier or by mail shall be deemed effective upon receipt. A copy of each such notice shall, to the extent reasonably practicable, also be forwarded by telecopier.

     25. Limitation of Liability. NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY NOR ITS SHAREHOLDERS, OFFICERS, DIRECTORS, PRINCIPALS, AGENTS, EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, VENDORS, OR RELATED OR AFFILIATED ENTITIES SHALL BE LIABLE TO THE OTHER HEREUNDER FOR ANY PUNITIVE, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR INDIRECT LOSS OR DAMAGE, INCLUDING COST OF CAPITAL, LOSS OF GOODWILL, LOSS OF PROFIT OR REVENUE, COST OF REPLACEMENT POWER OR STEAM OR INCREASED OPERATING COSTS.

     NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS AGREEMENT TO THE CONTRARY, CONTRACTOR SHALL NOT BE LIABLE TO OWNER (WHETHER BY CONTRACT, EQUITY, WARRANTY, TORT, STATUTE OR OTHERWISE) FOR AN AMOUNT IN EXCESS OF TWENTY THOUSAND AND 00/100 DOLLARS ($20,000.00). THE PARTIES FURTHER AGREE THAT THE WAIVERS AND THE DISCLAIMERS OF LIABILITY, INDEMNITIES, RELEASES FROM LIABILITY AND LIMITATIONS ON LIABILITY EXPRESSED IN THIS AGREEMENT SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT AND SHALL APPLY (WHETHER IN CONTRACT, EQUITY, WARRANTY, TORT, STATUTE OR OTHERWISE) EVEN IN THE EVENT OF THE FAULT, NEGLIGENCE (INCLUDING THE SOLE NEGLIGENCE), STRICT LIABILITY OR BREACH OF WARRANTY OF THE PARTY INDEMNIFIED, RELEASED OR WHOSE LIABILITIES ARE LIMITED AND SHALL EXTEND TO THE OFFICERS, DIRECTORS, PRINCIPALS, AGENTS, CONTRACTORS, SUBCONTRACTORS, VENDORS, EMPLOYEES OR RELATED OR AFFILIATED ENTITIES OF SUCH PARTY.

     26. Indemnification. OWNER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR AND ITS PARTNERS, JOINT VENTURERS, OFFICERS, AGENTS, EMPLOYEES, SUBCONTRACTORS, CONTRACTORS, VENDORS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL SUITS, ACTIONS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, PENALTIES, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES, COURT COSTS AND ALL COSTS OR EXPENSES RELATED TO ENVIRONMENTAL CLEAN-UP, CONTAINMENT, REMEDIATION OR REMOVAL OF HAZARDOUS WASTE OR POLLUTION TO PROPERTY OF THIRD PARTIES) OF ANY NATURE FOR PERSONAL INJURY OR DEATH OR PHYSICAL DAMAGE TO PROPERTY OF ANY THIRD PARTY (INCLUDING EMPLOYEES OF OWNER AND ITS SUBCONTRACTORS) ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE HEREOF, EVEN IF CAUSED BY THE NEGLIGENT ACT OR NEGLIGENT OMISSION OF CONTRACTOR, ITS SUBCONTRACTORS OR SUPPLIERS, OR ANYONE EMPLOYED BY ANY OF THEM, OR ANYONE FOR WHOSE ACTS ANY OF THEM MAY BE LIABLE.

     27. Arbitration. Any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of the rights, duties and obligations of the parties under this Agreement or the breach thereof, including any dispute as to whether a matter is arbitral, shall be settled pursuant to arbitration pursuant to the terms hereof. All such controversies, claims and disputes shall be decided by arbitrators selected as hereinafter provided and all such arbitrations shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, unless the parties mutually agree otherwise. The arbitration shall be held in Houston, Texas, and any arbitration demand must be filed with the American Arbitration Association office located closest to Houston, Texas. Each controversy, claim or dispute shall be submitted to three (3) arbitrators, one (1) arbitrator being selected by Owner, one (1) arbitrator being selected by Contractor, and the third arbitrator being selected by the two (2) so selected. The party initiating the arbitration shall include in its notification the designation of its selected arbitrator and the party receiving such notification shall designate its arbitrator within fifteen (15) days thereafter and notify the initiating party and its arbitrator of the selection. If the arbitrators selected by Owner and Contractor cannot agree on a third arbitrator within fifteen (15) days after the second arbitrator is selected, the third arbitrator shall be selected by the American Arbitration Association. In the event the party receiving notification of a demand for arbitration shall not have selected its arbitrator and given notice thereof to the other party and its arbitrator within fifteen (15) days after receiving such notification, such arbitrator shall be selected by the American Arbitration Association. Notice of demand for arbitration shall be filed in writing with the other party and with the American Arbitration Association. The demand shall be made within a reasonable time after the controversy, claim or dispute in question has arisen. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such controversy, claim or dispute. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     28. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws principles thereof.

     29. Severability. Every provision of this Agreement is intended to be severable such that if any term or provision hereof is illegal or invalid for any reason, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

     30. Entire Agreement. This Agreement constitutes the entire agreement between Owner and Contractor relating to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings not incorporated herein by reference thereto, whether written or oral.

     31. Amendments. No amendment or modification hereof shall be valid or binding upon the parties hereto unless evidenced in writing and signed by a duly authorized representative of Owner and Contractor.

     32. Waive. No failure by either party to insist upon the strict performance of any term, covenant or condition of this Agreement, or to exercise any right or remedy upon breach of any provision, and no acceptance of payment or performance during the continuation of any such breach, shall constitute a waiver of any term, covenant or condition herein or a waiver of any subsequent breach or default in the performance of any term, covenant or condition herein.

     33. Original and Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same instrument.

     34. Independent Contractor. Operator shall perform its duties and obligations hereunder as an independent contractor, and nothing contained herein shall be deemed to create a relationship of employer/employee, master/servant, agency (except as otherwise expressly set forth herein), partnership or joint venture.

     35. Limited Recourse. Any claim against either party that may arise under this Agreement shall be made only against, and shall be limited to the assets of, such party, and no judgment, order or execution entered in any suit, action or proceeding thereon shall be obtained or enforced against any partner or joint venturer of such party or the assets of such partner or joint venturer or any incorporator, shareholder or other equity holder, employee, officer or director thereof, whether acting individually or in a representative capacity hereunder or in connection with the ownership, operation or maintenance of the Power Plant or the Tank Facility, as the case may be (or, in the case of such partners or joint venturers that are partnerships, of any partner thereof), or against any direct or indirect parent corporation, subsidiary or affiliate or any incorporator, shareholder or other equity holder, employee, officer or director of any thereof, whether acting individually or in a representative capacity hereunder or in connection with the ownership, operation or maintenance of the Power Plant or the Tank Facility, as the case may be, for the purpose of obtaining satisfaction of any payment of any amount owing under this Agreement.

     36. Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

     37. No Effect on Power/Steam Purchase Agreement. This Agreement shall not amend or modify the Power/Steam Purchase Agreement in any respect.

     38. Survival. Sections 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36,
37 and 38 of this Agreement shall survive termination of this Agreement, and, until all payments due by Owner pursuant to this Agreement have been paid in full, Section 7 of this Agreement shall also survive the termination of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.

                                    IMTT-BAYONNE

                                    By: /s/ R. R. FISETTE
                                       ----------------------------------------
                                    Name: R. R. FISETTE
                                         --------------------------------------
                                    Title: Terminal Manager
                                          -------------------------------------

                                                                        "OWNER"

                                    COGEN TECHNOLOGIES NJ VENTURE

                                    By: Cogen Technologies NJ, Inc., its
                                        Managing Venturer

                                        By: /s/ J.M. BOLLINGER
                                           ------------------------------------
                                        Name: J.M. BOLLINGER
                                             ----------------------------------
                                        Title: SR. VP - COO
                                              ---------------------------------

                                                                   "CONTRACTOR"

                                   EXHIBIT A
                                   ---------

                            CERTIFICATE OF INSURANCE

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.

THIS CERTIFICATE DOES NOT AMEND, EXTEND           COMPANIES AFFORDING COVERAGES
OR ALTER THE COVERAGE AFFORDED BY THE
POLICIES LISTED BELOW.

NAME AND ADDRESS OF AGENCY:
SEDGEWICK JAMES OF NEW YORK, INC.                        A ELECTRIC INSURANCE CO
1285 AVENUE OF THE AMERICAS,                      COMPANY
NY, NY 10013                                      LETTER

FOR REVISIONS, RENEWALS OR QUESTIONS
ON THIS CERTIFICATE CONTACT:
                                                         B NATIONAL UNION FIRE INS CO
STEPHEN G. PALENSCAR   PH# (978) 524-5210         COMPANY
152 CONANT ST.         FAX (978) 524-5278         LETTER
BEVERLY, MA 01915

NAME AND ADDRESS OF INSURED:                             C
GENERAL ELECTRIC COMPANY                          COMPANY
                                                  LETTER
1 River Road, Schenectady, NY 12345                      D
                                                  COMPANY
                                                  LETTER

This is to certify that the insurance companies listed above have issued policies of insurance, as described below and identified by a policy number, to the insured named above, and to certify that such policies are in full force and effect at this time. This certificate of insurance does not amend, extend or alter the coverage afforded by the policies designated below.

COMPANY   TYPE OF INSURANCE          POLICY NUMBER    POLICY                 LIMITS OF LIABILITY
LETTER    -----------------          -------------    PERIOD     --------------------------------------------
-------                                               ------                       EACH             AGGREGATE
                                                                                OCCURRENCE
                                                                                ----------          ---------
B         GENERAL LIABILITY          RMGL 1439616     1/1/98
                                                        TO
        [X] COMMERCIAL FORM                           1/1/99     BODILY INJURY
        [X] PREMISES-OPERATIONS                                       AND         $ 2,500,000
        [X] XCU                                                     PROPERTY
        [X] PRODUCTS/COMPLETED                                       DAMAGE
            OPERATIONS HAZARD                                       COMBINED
        [X] BLANKET CONTRACTUAL
            INSURANCE
        [X] BROAD FORM PROPERTY
            DAMAGE
        [X] INDEPENDENT
            CONTRACTORS
        [X] PERSONAL INJURY
        [X] OCCURRENCE FORM

A         AUTOMOBILE LIABILITY       ML 98-2          1/1/98
                                                       TO       BODILY INJURY
        [X] COMPREHENSIVE FORM                        1/1/99         AND          $ 2,500,000
        [X] OWNED                                                 PROPERTY
        [X] HIRED                                                  DAMAGE
        [X] NON-OWNED                                             COMBINED

B         EXCESS LIABILITY           RMGLX 1439607   12/1/97
                                                       TO       BODILY INJURY     $22,500,000
        [X] FOLLOWING FORM                           12/1/98         AND
                                                                  PROPERTY
                                                                   DAMAGE
                                                                  COMBINED

A           WORKERS COMPENSATION     WC 98-1          1/1/98    [X] STATUTORY
                    AND                                 TO          LIMITS
            EMPLOYERS LIABILITY                       1/1/99
                                                                EACH ACCIDENT     $ 2,500,000
                                                                DISEASE - POLICY  $ 2,500,000
                                                                     LIMIT
                                                                DISEASE - EACH    $ 2,500,000
                                                                   EMPLOYEE

REMARKS: SUBJECT TO THEIR TERMS AND CONDITIONS POLICIES RMGL 1439619, ML 98-2 AND RMGLX 1439617 INCLUDE COGEN TECHNOLOGIES NJ VENTURES, THEIR OFFICERS, DIRECTORS AND EMPLOYEES AND PRUDENTIAL POWER FUNDING AS ADDITIONAL INSUREDS BUT ONLY TO THE EXTENT REQUIRED BY OPERATIONS AND MAINTENANCE CONTRACTS. POLICIES RMGL 1439616, RMGLX 1439617 AND WC 98-1 INCLUDE A WAIVER OF SUBROGATION AGAINST THE ADDITIONAL INSUREDS, THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES.

     Cancellation: If any of these policies are canceled or changed during the period of coverage as stated herein in such manner as to affect this certificate, THIRTY (30) days written notice of such cancellation or change will be given to the party to whom this certificate is addressed.

NAME AND ADDRESS OF CERTIFICATE HOLDER:
                                             DATE ISSUED 2/2/98
SEE REVERSE SIDE
                                                  /s/ SPENCER BROWN
                                                  --------------------
                                                      SPENCER BROWN
                                                  AUTHORIZED REPRESENTATIVE

COGENTCH

                                                                   EXHIBIT 10.94


                  [COGEN TECHNOLOGIES ENERGY GROUP LETTERHEAD]

                                  April 3, 1998

Mr. Richard Stoney
Manager
GE Global O&M Services
1095 Cranbury South River Road
Suite 10
Jamesburg, New Jersey 08831

Dear Rich:

Attached please find a copy of the Agreement for Maintenance and Operations of the IMTT Bayonne Chem South Boilers (IMTT Boiler O&M Agreement) by and between IMTT/Bayonne (IMTT) as "Owner" and Cogen Technologies NV Venture (Cogen) as "Contractor" to maintain and operate two 20,000 lbs/hr Cleaver-Brooks boilers and related facilities at the IMTT facility in Bayonne. This is the current draft of the agreement that IMTT and Cogen are discussing and which Cogen's Brian Peteler discussed with you in November. At that time, GE Global O&M Services (GE) indicated that its insurance certificate could be forwarded to IMTT but, that IMTT would not be an additional insured under the GE policy. IMTT has agreed to accept the GE certificate without being an additional insured.

The intent of this agreement is to provide that the IMTT boilers be operated by GE on the identical terms and provisions applicable to the operation of the Standby Boilers referenced in the existing Operations and Maintenance Agreement between GE and Cogen dated June 6, 1997, (the "O&M Agreement") and in accordance with the terms and provisions of the IMTT Boiler O&M Agreement. The IMTT boilers will be fired periodically to ensure their reliability and will be run only when and if the cogeneration facility is unable to produce steam. I don't anticipate that this agreement will significantly increase GE's work load on the site. I trust that upon your inspection of the attached draft, you will agree.

Confirming our earlier discussions and correspondence, GE hereby agrees that the operation of the IMTT boilers shall be considered part of GE's scope under and subject to the terms of the O&M Agreement, including without limitation, Article XVII Limit of Liability. GE further agrees that the contract between Cogen and IMTT shall be a Related Agreement under the O&M Agreement. In consideration of the above GE shall not be liable for any damage to the above property not withstanding any other provision of the O&M Agreement. This agreement is conditional upon the completion by IMTT and the acceptance by GE of the work shown on the attached Safety Inspection list.

Mr. Richard Stoney
April 3, 1998
Page 2

Please signify your receipt and review of the attached draft of the IMTT Boiler O&M Agreement and agreement with, and acceptance of, the terms and provisions of this letter by signing below and returning same to me at your earliest convenience.

                                      Sincerely

                                      /s/ ART STAPPENBECK
                                      Art Stappenbeck
                                      Director of Operations


Agreed and accepted this 3rd day of April, 1998 by:
General Electric O&M Services
Name: Richard F. Stoney
Title: Manager - Cogen Technology Project

Signature: /s/ RICHARD F. STONEY
           ------------------------------

                           IMTT CLEAVER BROOKS BOILER
                               SAFETY INSPECTION

ENTRANCE/EGRESS
1. Exit signs not illuminated.
2. No exit sign at east door.
3. East door locked with padlock from outside.
4. Verify that windows will open.
5. Northside window blocked by equipment on ground outside.

FIRE PREVENTION
1. Fire extinguisher at each door last serviced 1/96.
2. Fire suppression system?

GENERAL HOUSEKEEPING
1. Several boxes of drawing documents and other papers stored on top of file cabinet near front door.
2. Desk/small file cabinet near front door are covered with dirt and black material.
3. Floor throughout building needs to cleaned of dirt and debris, as well as oil in some locations.
4. Sink has running water but drain pipe is broken.
5. Deaerator pumps leaking oil onto concrete floor.
6. Back wall between boilers, four inch drain in floor needs cover/grating.
7. Tar on floor at front overhead gate.

EQUIPMENT
1. Not all piping and valves are labeled/color coded.
2. Natural Gas line painted yellow in some areas and black others.
3. Where do drains go? Permits for running equipment?
4. Northeast corner, fuel oil valves are leaking:
     Oil stained floor.
     Bucket full of oil.
     Bucket sitting in hole (no concrete) - possible ground contamination.
     Leak along floor/wall seam - possible ground contamination.
5. Breaker cabinet near east door has conflicting information for boiler switches - label written on panel identifies switch as boiler #1 breaker; label on door indicates switch as boiler #2 breaker.
6. Guardrail on top of both boilers are open on one side.

EMERGENCY PREPAREDNESS
1. Phone does not work.
2. Eyewash station near sink does not work well.

CHEMICAL MANAGEMENT
-------------------

1. Ten bottles of various reagents stored on small file cabinet are expired.

2. Three day tanks currently have material in them.

3. No material safety data sheets available at the site for the various chemicals.

4. Open end pipe on blue deaerator day tank.

5. No label on blue deaerator day tank.

6. Two chemical drums stored on drum holding for pouring material not on spill pallet.